Exhibit 10.1
AMENDMENT NO. 4 TO LOAN AGREEMENT

This Amendment No. 4 (the "Amendment") dated as of February 12, 2013, is between BANK OF AMERICA, N.A., a national banking association ("Bank") and KEY TECHNOLOGY, INC., an Oregon corporation ("Borrower").

RECITALS

A.The Bank and the Borrower entered into a certain Loan Agreement dated as of December 10, 2008.

B.    The Loan Agreement was amended by Amendment No. 1 to Loan Agreement dated February 16, 2009, Amendment No. 2 to Loan Agreement dated September 30, 2009, and Amendment No. 3 to Loan Agreement dated April 26, 2011 (together with this Amendment, collectively, the "Agreement").

C.    The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendment - One-Time Increase for Annual Merger and Acquisition Cap in Financial Covenant. The final paragraph of Paragraph 8.14 of the Agreement is hereby amended to read in its entirety as follows:

“Notwithstanding subparagraphs (a) and (b), above, Borrower may enter into mergers and acquisitions without the Bank’s prior written consent so long as (i) the aggregate amounts of the same do not exceed the lesser of (Y) Fifteen Million and No/100 Dollars ($15,000,000.00) in any single calendar year, or (Z) Fifty Million and No/100 Dollars ($50,000,000.00) in the aggregate, and (ii) Borrower is in compliance with the covenants contained in this Agreement, provided that as of and on the date of the closing of any acquisition or merger the ratio of Funded Debt to EBITDA may not then exceed 3.0:1.0, as calculated by Bank. On any and all other dates during the availability of this facility, Funded Debt to EBITDA shall be calculated at a ratio not to exceed 3.5:1.0 as described in Paragraph 8.4 of the Agreement. On a one-time basis, in addition to the $15,000,000.00 annual cap, but included within the $50,000,000.00 aggregate cap, Bank consents to the Borrower’s 2013 acquisition of Visys NV."

3.Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4.Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

1 - Amendment No. 4 to Loan Agreement    U:\96168 BA\0Commercial\KEY TECH AMEND #4 (02.13)\Amend No. 4.final.doc

4.1    If the Borrower is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

4.2    Payment by the Borrower of all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Amendment.

5.Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

6.Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7.ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK:                        BANK OF AMERICA, N.A.,
a national banking association

By: /s/ Christopher A. Swindell
Christopher A. Swindell, Sr. Vice President

BORROWER:                    KEY TECHNOLOGY, INC.,
an Oregon corporation

By: /s/ John Ehren
John Ehren, President

1 - Amendment No. 4 to Loan Agreement    U:\96168 BA\0Commercial\KEY TECH AMEND #4 (02.13)\Amend No. 4.final.doc